Exhibit 99.1

Press Release Contact: David W. Wehlmann Executive Vice President & Chief Financial Officer

Amex Symbol: GW
FOR IMMEDIATE RELEASE: HOUSTON, TEXAS — JULY 30, 2007, GREY WOLF, INC. NAMES DAVID J. CROWLEY EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER.
Houston, Texas, July 30, 2007 — Grey Wolf, Inc. (“Grey Wolf” or the “Company”) (AMEX:GW), reported effective today that David J. Crowley has joined the Company as Executive Vice President and Chief Operating Officer.
Prior to joining the Company, Mr. Crowley served as Senior Vice President — Operations for TODCO, a leading provider of offshore oil and gas drilling services that was recently acquired by Hercules Offshore, Inc.
“I am very pleased to have David join our management team,” commented Thomas Richards, Chairman, President and Chief Executive Officer of the Company. “David’s success and management experience will enhance the Grey Wolf management team. I am confident that his contribution will immediately be realized.”
Grey Wolf, Inc., headquartered in Houston, Texas, is a leading provider of contract oil and gas land drilling services in the best natural gas producing regions in the United States. The Company is also a leader in onshore turnkey drilling services.

GREY WOLF, INC.
10370 Richmond Avenue • Suite 600 • Houston, Texas 77042-4136
(713) 435-6100 — Fax (713) 435-6170
www.gwdrilling.com